Exhibit 10.45

STS Biopolymers

an STS company

336 Summit Point Dr.. Henrietta, New York 14467  Tel: 716-321-1130  Fax: 716-321-1575

May 16, 1998

Mike McLain

V.P. Operations

Micro Therapeutics, Inc.

1062-F Calle Negocio

San Clemente, CA 92673

Dear Mr. McLain:

This letter confirms our discussion of Tuesday, May 5, 1998.  STS agrees to reduce the royalty rate specified in section 3.2 of the two license agreements, dated November 18, 1996, by and between STS Biopolymers, Inc. and Micro Therapeutics, Inc. from four percent (4%) to three percent (3%), effective immediately.

We also discussed adding a .010” guidewire (similar to a wire previously offered to the market by MIS) to the agreements. After our discussion I reread the agreements; both include “...any device used in vascular access procedures...” in the definition (section 1.5) of COATED PRODUCTS and the license grant is defined in terms of COATED PRODUCTS. Therefore, I conclude that the guidewire is already included in the license.

If you agree with the royalty rate change and my interpretation that the wires are already included in the license, would you please countersign one original of this letter and return it to me for our file?

Sincerely,

/s/Richard D. Richmond
Richard D. Richmond
President

RDR/mac

xc:  R. Goodwin, M. Lydon, R. Whitbourne

Agreed for Micro Therapeutics

/s/ H.A. Hurwitz

Chief Financial Officer
(title)

5/21/98
(date)